                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:
Bruce A. Klein
Vice President-Finance and Chief Financial Officer
Rockford, Illinois
815-962-8867

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 18, 2004


               CLARCOR REPORTS RECORD FIRST QUARTER 2004 RESULTS
               AND INCREASES FULL YEAR EARNINGS PER SHARE GUIDANCE

               NET EARNINGS UP 22% OVER LAST YEAR'S FIRST QUARTER

                 UNAUDITED FISCAL FIRST QUARTER 2004 HIGHLIGHTS
          (Amounts in thousands, except per share data and percentages)

-----------------------------------------------------------------------------------------
                                                          QUARTER ENDED              %
                                                       2/28/04      3/1/03        CHANGE
-----------------------------------------------------------------------------------------
Net Sales                                             $175,272      $171,494         2.2
Operating Profit                                       $17,813       $15,487        15.0
Net Earnings                                           $11,661        $9,596        21.5
Diluted Earnings Per Share                               $0.45         $0.38        18.4
Average Diluted Shares Outstanding                  25,813,606    25,348,353         1.8
-----------------------------------------------------------------------------------------


FIRST QUARTER 2004 OPERATING REVIEW

     ROCKFORD, IL, THURSDAY, MARCH 18, 2004--CLARCOR INC. (NYSE: CLC) today reported results for the first quarter ended February 28, 2004. Sales in the first quarter of 2004 increased by $4 million, a 2% increase compared to 2003. Operating profit in the first quarter of 2004 increased by 15% and net earnings by 22% compared to the same quarter in 2003. Diluted earnings per share increased by 18%. A weaker U.S. dollar increased sales by approximately $1 million. Cash flow from operations was $15 million in the first quarter compared to $13 million in the same quarter in 2003.

Norm Johnson, CLARCOR's Chairman and Chief Executive Officer, said, "We are very pleased with our strong start to 2004 with net earnings growing by nearly 22% from the first quarter last year. Revenue growth was moderate and we believe that it will accelerate as the year progresses. Operating margins continue to improve, driven by increased sales in our Engine/Mobile segment, restructuring and cost reduction programs in our Industrial/Environmental segment and higher sales in our international operations which were helped by a weaker U.S. dollar. We expect improved operating margins in both our filtration segments during the remainder of 2004, and particularly in our Industrial/Environmental segment where, even without revenue growth, our cost reduction and restructuring initiatives are proving very effective.

"Engine/Mobile segment sales increased by 6% while Industrial/Environmental segment sales declined by 2%. Growth in Europe and in Asia was particularly good this quarter in both our filtration segments. Many of our overseas operations saw high single-digit or double-digit growth in local currencies. Our Engine/Mobile segment grew domestically due to additional sales through aftermarket distribution and to national accounts, and new business from railroads and railroad equipment maintenance companies. Sales were down domestically in our building air filtration companies, which are part of our Industrial/Environmental segment, though we expect this to reverse as the year progresses and the economy continues its expansion. On a positive note, we experienced growth in our other domestic Industrial/Environmental filtration companies, which sell specialty liquid filter applications to a variety of end markets.

"While we expect 2004 will be another strong cash flow year for CLARCOR, cash flow from operations, after capital expenditures and investment in working capital, will be lower in 2004 than in 2003. We will make investments this year to expand our production facilities at several of our filtration companies. We will also expand technical and research facilities in our Industrial/Environmental filtration segment at our environmental air filtration and process liquid filtration companies. We plan this year to invest in areas which we believe will grow strongly in the future, such as process liquid filter applications, and also to complete various restructuring programs to drive improved operating profitability. We expect capital expenditures this year to reach approximately $25 million to $30 million, up from $13 million in 2003.

"We noted last quarter that our move to Nashville, Tennessee will cost us about $0.07 per share this year, and this amount is not reflected in our earnings per share estimate. So far, we have incurred only a very small portion of those costs and expect the largest portion to occur in our third fiscal quarter. During the first quarter, we sold a facility in Europe for approximately $1.3 million which resulted in a gain, recorded as part of other income, of approximately $0.02 per share. Early in the second quarter of 2004, we acquired the operating assets of a small engine filter company in England, but this acquisition will not materially affect our operating results for 2004.

"We have raised our 2004 earnings forecast from $2.25 to $2.35 per share to $2.25 to $2.40 per share. We are optimistic about 2004 based on our first quarter results and indications of an improving U.S. economy. Our experience is that aftermarket filter sales, which comprise the dominant part of our business, tend to lag the overall economy. This is particularly true for our environmental air filtration companies. We have seen that our customers react to business opportunities first and then later address the maintenance of their facilities and equipment fleets, that is, change filters. Therefore, we expect stronger top-line growth later this year and improved margins and profitability overall for 2004 compared to last year."

CLARCOR will be holding a conference call to discuss the first quarter at 10:00 am CST on March 19, 2004. Interested parties can listen to the conference call at www.clarcor.com or www.fulldisclosure.com. A replay will be available on these websites and also at 877-519-4471 or 973-341-3080 and providing confirmation code 4593883. The replay will be available through March 26, 2004 by telephone and for 30 days on the Internet.

CLARCOR is based in Rockford, Illinois, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

The statements in this release concerning the Company's sales, earnings, business performance and prospects are forward-looking statements that involve significant risks and uncertainties, including the effect of changes in product demand, availability of labor, price and product competition, raw material costs, energy prices, productivity improvement and plant consolidation programs, distribution channels, acquisitions and divestitures, general economic conditions in both domestic and foreign markets, interest rates, currency fluctuations, the success of our Total Filtration Program, the success of sales and marketing programs, the cost of the relocation of the Company's corporate offices, the cost of compliance with recently enacted regulatory requirements such as Sarbanes-Oxley Rule Section 404 and other factors discussed in filings made with the Securities and Exchange Commission.


                                  TABLES FOLLOW

                                    - MORE -

CLARCOR 2004 UNAUDITED FIRST QUARTER RESULTS cont'd.

CONSOLIDATED  STATEMENTS  OF  EARNINGS
(Dollars in thousands except per share data)

                                                                        First Quarter
                                                             ---------------------------------
For periods ended February 28, 2004 and March 1, 2003                2004                2003
-----------------------------------------------------------------------------------------------
Net sales ...........................................        $    175,272        $    171,494
Cost of sales .......................................             123,788             123,145
                                                             ------------        ------------
     Gross profit ...................................              51,484              48,349
Selling and administrative expenses .................              33,671              32,862
                                                             ------------        ------------
     Operating profit ...............................              17,813              15,487
Other income (expense) ..............................                 551                (375)
                                                             ------------        ------------
     Earnings before income taxes ...................              18,364              15,112
Income taxes ........................................               6,703               5,516
                                                             ------------        ------------
Net earnings ........................................        $     11,661        $      9,596
                                                             ------------        ------------
Net earnings per common share:
   Basic ............................................        $       0.46        $       0.39
                                                             ------------        ------------
   Diluted ..........................................        $       0.45        $       0.38
                                                             ------------        ------------
Average shares outstanding:
   Basic ............................................          25,368,917          24,920,638
   Diluted ..........................................          25,813,606          25,348,353

CONSOLIDATED  BALANCE  SHEETS
(Dollars in thousands)

                                                      February 28,  November 29,
                                                          2004          2003
--------------------------------------------------------------------------------
ASSETS
Current assets:
      Cash and cash investments ................       $ 18,150       $  8,348
      Accounts receivable, net .................        123,152        127,546
      Inventories ..............................        103,631         99,673
      Other ....................................         21,551         21,835
                                                       --------       ---------
             Total current assets ..............        266,484        257,402
Plant assets, net ..............................        129,660        129,572
Acquired intangibles, net ......................        122,519        122,351
Pension assets .................................         20,443         20,153
Other assets ...................................          9,259          8,759
                                                       --------       ---------
                                                       $548,365       $538,237
                                                       ========       =========
LIABILITIES
Current liabilities:
      Current portion of long-term debt                $    639       $    674
      Accounts payable and accrued liabilities .         98,272        102,322
      Income taxes .............................          8,067          8,377
                                                       --------       ---------
             Total current liabilities                  106,978        111,373
Long-term debt .................................         18,414         16,913
Long-term pension liabilities ..................          8,661          7,813
Other liabilities ..............................         32,453         31,746
                                                       --------       ---------
                                                        166,506        167,845
SHAREHOLDERS' EQUITY ...........................        381,859        370,392
                                                       --------       ---------
                                                       $548,365       $538,237
                                                       ========       =========

SUMMARY  CASH  FLOWS
(Dollars in thousands)

                                               Three Months Ended
                                               ------------------
                                               2004         2003
-----------------------------------------------------------------
FROM OPERATING ACTIVITIES
Net earnings ....................        $ 11,661         $  9,596
Depreciation ....................           4,602            4,967
Amortization ....................             190              225
Changes in assets and liabilities            (993)          (1,570)
Other, net ......................            (653)               -
                                         --------         --------
     Total provided (used) by
          operating activities ..          14,807           13,218
                                         --------         --------
FROM INVESTING ACTIVITIES
Plant asset additions ...........          (5,242)          (3,017)
Other, net ......................           1,407                7
                                         --------         --------
    Total provided (used) by
          investing activities ..          (3,835)          (3,010)
                                         --------         --------
FROM FINANCING ACTIVITIES
Proceeds from line of credit ....           1,500            6,250
Payments on line of credit ......               -          (18,333)
Payments on long-term debt ......             (34)            (181)
Cash dividends paid .............          (3,175)          (3,052)
Other, net ......................             297              162
                                         --------         --------
    Total provided (used) by
          financing activities ..          (1,412)         (15,154)
                                         --------         --------
Effect of exchange rate
     changes on cash ............             242               23
                                         --------         --------
Change in Cash and
    Cash Investments ............        $  9,802         $ (4,923)
                                         ========         ========

CLARCOR 2004 UNAUDITED FIRST QUARTER RESULTS cont'd.


QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

                                               THREE MONTHS ENDED
                                              -------------------------
                                             FEBRUARY 28     MARCH 1
                                                2004           2003
                                             -----------     ----------
NET SALES BY SEGMENT:
   Engine/Mobile Filtration ..........        $ 70,800        $ 66,776
   Industrial/Environmental Filtration          88,962          90,369
   Packaging .........................          15,510          14,349
                                              --------        --------
                                              $175,272        $171,494
                                              ========        =========

OPERATING PROFIT BY SEGMENT:
   Engine/Mobile Filtration ..........          15,510          14,349
   Industrial/Environmental Filtration           3,252           2,373
   Packaging .........................             136             428
                                              --------        --------
                                              $ 17,813        $ 15,487
                                              ========        =========

                                       5